Exhibit 10.13

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of December 20_, 2021, by and between ALTERRI PROPERTIES, LLC, a North Carolina limited liability company (“Seller”), and MHP PURSUITS LLC, a North Carolina limited liability company (“Purchaser”), and provides as follows:

RECITALS

A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement effective as of October 22, 2021 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Purchaser certain real and personal property as more particularly described in the Purchase Agreement.

B. The parties hereto desire to amend the terms of the Purchase Agreement to extend the Closing Date, and to that end have entered into this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Amendment, shall have the same meanings as those given in the Purchase Agreement.

2. Closing Date. The Closing Date set forth in Section 1.G. of the Purchase Agreement is hereby extended until December 28, 2021.

3. Effect of Amendment; Ratification. The parties hereby acknowledge and agree that, except as provided in this Amendment, the Purchase Agreement has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Purchase Agreement as hereby amended is hereby ratified and confirmed by the parties hereto and every provision, covenant, condition, obligation, right, term and power contained in and under the Purchase Agreement, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the successors and assigns of each party hereto. In the event of a conflict between the terms of the Purchase Agreement and this Amendment, this Amendment shall control.

4. Governing Law; Counterparts. This Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Signatures transmitted via facsimile or electronic mail shall be deemed originals.

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SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO FIRST AMENDMENT TO purchase AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Frist Amendment to Purchase and Sale Agreement pursuant to due authority as of the date first above written.

PURCHASER:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Title:	CIO

SELLER:

ALTERRI PROPETIES, LLC,
a North Carolina limited liability company

By:	/s/ John Aultman
Name:	John Aultman
Title:	Authorized Sigantory